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EXHIBIT 23.1(a)
CONSENT OF PRICEWATERHOUSE COOPERS, LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05155, 333-07563, 333-07565, 333-53769,
333-53777, 333-77031 and 333-77033), and in the Registration Statements on Form S-3 (Nos. 333-32168 and 333-32180) of Sapient Corporation of our report dated January 27, 2000, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2000